Exhibit 77(o)

                  Transactions Effected Pursuant to Rule 10f-3

7/30/2004 Panamsat Corp- ING High Yield Bond Fund, and ING High Yield Opportunity Fund

9/23/2004 Jostens IH Corp- ING High Yield Bond Fund, and ING High Yield Opportunity Fund